NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

FINANCIAL INSTITUTIONS, INC. ANNOUNCES 19% INCREASE IN FIRST QUARTER EARNINGS
Earnings per share of $0.50 up from $0.42 a year ago

WARSAW, N.Y., April 23, 2014 – Financial Institutions, Inc. (the “Company”) (Nasdaq: FISI), the parent company of Five Star Bank, today reported net income for the quarter ended March 31, 2014 of $7.2 million, compared with $6.1 million for the first quarter of 2013 and $6.4 million for the fourth quarter of 2013.

After preferred dividends, first quarter earnings per diluted common share was $0.50, an increase of 19% and 16% when compared to $0.42 and $0.43 per diluted common share for the first and fourth quarters of 2013, respectively.

In announcing these results, Martin K. Birmingham, President and Chief Executive Officer, said, “We are building on the momentum from our solid performance last year.  This is a strong start to 2014 and reinforces our confidence in the outlook for Five Star Bank.  We continue to execute our customer centric “Made for You” growth strategy with a focus on relationship banking in our target markets. We are committed to leveraging opportunities to operate as efficiently as possible while remaining disciplined in our lending practices and our approach to deploying capital.”

Highlights:

•	Quarterly net income was $7.2 million, up 17% from a year ago and up 13% from the fourth quarter of 2013

•	Total assets of $3.0 billion and interest-earning assets of $2.8 billion were the highest in Company history

•	Strong quarterly return on average common equity of 11.38% and return on average tangible common equity of 14.30%

•	Average loans increased by $134.2 million or 8% from the first quarter of 2013 and $40.5 million or 2% from the fourth quarter of 2013

•	Average deposits for the first quarter reached highest level in Company history at over $2.4 billion with increases of $97.5 million or 4% from a year ago and $29.6 million or 1% from the fourth quarter of 2013

•	Quarterly cash dividend of $0.19 per common share represents a 3.35% dividend yield as of March 31, 2014 and a return of 38% of first quarter net income to common shareholders

•	Capital ratios remain strong with total risk-based capital of 12.14%

Net Interest Income and Net Interest Margin

Net interest income totaled $23.3 million in the first quarter 2014, up from $22.9 million in the first quarter 2013 and down from $23.4 million in the fourth quarter of 2013. Average earning assets were up $202.3 million, led by a $134.2 million increase in loans and a $68.2 million increase in investment securities in the first quarter of 2014 compared to the same quarter in 2013. When comparing the first quarter of 2014 to the fourth quarter of 2013, average earning assets increased $96.1 million, including increases of $40.5 million and $55.4 million in loans and investment securities, respectively. The growth in earning assets was offset by a narrowing net interest margin. First quarter 2014 net interest margin was 3.52%, a decrease of 21 basis points from 3.73% reported in the first quarter of 2013 and a 9 basis point decrease from 3.61% reported in the fourth quarter of 2013.

Kevin B. Klotzbach, Executive Vice President and Chief Financial Officer, commented, “The low interest rate environment has resulted in lower net interest margins across the industry since the financial crisis in 2008. Despite lower margins, we’ve been successful at increasing net interest income through growth in earning assets and the leveraging of our balance sheet.”

“Results in the first quarter of 2014 also reflect our successful deposit gathering strategies and development of a diversified business mix with supportive regional economic conditions that have moderated the effects of net interest margin pressures impacting the overall banking sector,” added Mr. Klotzbach.

Noninterest Income and Expense

Noninterest income totaled $6.4 million in the first quarter of 2014, $6.6 million in the first quarter of 2013 and $5.7 million in the fourth quarter of 2013. Included in these totals are gains realized from the sale of investment securities. Exclusive of those gains, noninterest income was $6.0 million in the recently completed quarter and $5.7 million in the first and fourth quarters of 2013. The main factor contributing to the higher noninterest income was income of $626 thousand from investments in limited partnerships in the first quarter of 2014, compared to $161 thousand and $319 thousand in the first and fourth quarters of 2013, respectively. The Company’s investments in limited partnerships are primarily Small Business Investment Companies.

Noninterest expense in the first quarter of 2014 totaled $17.2 million, compared with $17.6 million and $17.4 million in the first and fourth quarters of 2013, respectively. The declines in noninterest expense were largely due to decreases in salaries and employee benefits due to lower pension and benefit costs during the first quarter of 2014.

Income Tax Expense

Income tax expense in the first quarter of 2014 totaled $3.1 million, compared with $3.0 million in the first and fourth quarters of 2013. Increased tax expense due to higher pre-tax income was partially offset by a lower effective tax rate, reflecting tax savings generated by the Company’s real estate investment trust (“REIT”), which became effective during February 2014.

Balance Sheet and Capital Management

Total assets were $3.02 billion at March 31, 2014, up $188.0 million from $2.83 billion at March 31, 2013 and up $87.0 million from $2.93 billion at December 31, 2013.

Total loans were $1.85 billion at March 31, 2014, up $131.6 million or 8% from March 31, 2013 and up $15.2 million from December 31, 2013. The increase in loans was attributable to organic growth, primarily in the commercial, home equity and consumer indirect loan categories. Total investment securities were $928.2 million at March 31, 2014, up $57.0 million or 7% compared with March 31, 2013 and up $69.0 million or 8% from December 31, 2013. During the first quarter of 2014 we utilized the proceeds from short-term FHLB advances to purchase high-quality investment securities as part of a leverage strategy of approximately $50 million.

Total deposits were $2.53 billion at March 31, 2014, an increase of $123.9 million from March 31, 2013 and an increase of $213.4 million from December 31, 2013. The year-over-year increase was primarily due to successful business development efforts, while the increase during the first quarter of 2014 was mainly due to seasonal inflows of municipal deposits. Public deposit balances represented 28% of total deposits at March 31, 2014, compared to 26% at March 31, 2013 and 23% at December 31, 2013.

Short-term borrowings were $196.7 million at March 31, 2014, up $57.1 million from March 31, 2013 and down $140.3 million from December 31, 2013. The increase in short-term borrowings from March 31, 2013 was primarily due to the previously mentioned leverage strategy executed in the first quarter of 2014. Overnight FHLB borrowings outstanding at the end of 2013 were paid down during the first quarter of 2014 as a result of the aforementioned seasonal inflow of municipal deposits.

Shareholders’ equity was $262.9 million at March 31, 2014, compared with $254.9 million at March 31, 2013 and $254.8 million at December 31, 2013. Common book value per share rose 3% to $17.72 at March 31, 2014 from $17.21 at March 31, 2013 and $17.17 at December 31, 2013. Tangible common book value per share rose 4% to $14.12 at March 31, 2014 from $13.56 at March 31, 2013 and December 31, 2013.

During the first quarter of 2014, the Company declared a common stock dividend of $0.19 per common share, consistent with the prior quarter and up $0.01 per share from the first quarter of 2013. The first quarter 2014 dividend returned 38% of the quarter’s net income to common shareholders.

The Company’s leverage ratio was 7.51% at March 31, 2014, compared to 7.46% and 7.63% at March 31, 2013 and December 31, 2013, respectively. The capital ratios decreased slightly from the prior quarter due to asset growth more than offsetting an increase in shareholders’ equity.

Credit Quality

The provision for loans losses was $2.1 million in the first quarter of 2014, improved from $2.7 million and $2.4 million in the first and fourth quarters of 2013, respectively. Net charge-offs during the recent quarter were $1.7 million, up from $1.6 million in the first quarter of 2013 and down from $2.4 million in the final quarter of 2013. Net charge-offs expressed as an annualized percentage of average loans outstanding were 0.37% during the first three months of 2014, compared with 0.38% and 0.52% in the first and fourth quarters of 2013, respectively.

Non-performing loans were $16.3 million or 0.88% of total loans at March 31, 2014, as compared with $11.8 million or 0.69% of total loans at March 31, 2013, and $16.6 million or 0.91% of total loans at December 31, 2013. The year-over-year increase in non-performing loans was primarily due to a single commercial mortgage, which was modified as a troubled debt restructuring and placed on nonaccrual status during the fourth quarter 2013. The loan had a principal balance of $6.8 million and was current per the terms of the restructured loan agreement as of March 31, 2014.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiary, Five Star Bank. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Financial Institutions, Inc. and its subsidiary employ over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Non-GAAP Financial Information

This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of its business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in Appendix A to this document.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements, which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, breaches of its third party information systems, the attitudes and preferences of its customers, its ability to successfully integrate and profitably operate acquired businesses, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

For additional information contact:
Kevin B. Klotzbach
Chief Financial Officer & Treasurer
Phone: 585.786.1130
Email: KBKlotzbach@five-starbank.com

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2014	2013
	March 31,	December 31,	September 30,	June 30,	March 31,

SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$72,401	59,692	99,384	50,927	84,791
Investment securities:
Available for sale	674,650	609,400	583,551	810,549	853,437
Held-to-maturity	253,576	249,785	245,708	17,348	17,747

Total investment securities	928,226	859,185	829,259	827,897	871,184
Loans held for sale	900	3,381	2,810	3,423	2,142
Loans:
Commercial business	268,352	265,766	253,925	257,732	259,062
Commercial mortgage	468,763	469,284	449,565	437,515	424,635
Residential mortgage	110,164	113,045	117,624	118,117	126,228
Home equity	332,348	326,086	316,626	306,215	292,225
Consumer indirect	647,546	636,368	618,088	599,586	590,440
Other consumer	21,667	23,070	23,844	24,249	24,700

Total loans	1,848,840	1,833,619	1,779,672	1,743,414	1,717,290
Allowance for loan losses	27,152	26,736	26,685	25,590	25,827

Total loans, net	1,821,688	1,806,883	1,752,987	1,717,824	1,691,463
Total interest-earning assets (1) (2)	2,780,489	2,705,045	2,613,746	2,576,028	2,567,948
Goodwill and other intangible assets, net	49,913	50,002	50,095	50,190	50,288
Total assets	3,015,619	2,928,636	2,867,517	2,782,303	2,827,658
Deposits:
Noninterest-bearing demand	532,914	535,472	542,517	511,802	494,362
Interest-bearing demand	541,660	470,733	519,283	475,448	529,115
Savings and money market	812,734	717,928	757,454	713,459	748,482
Certificates of deposit	646,112	595,923	594,931	623,527	637,538

Total deposits	2,533,420	2,320,056	2,414,185	2,324,236	2,409,497
Borrowings	196,746	337,042	188,146	193,413	139,620
Total interest-bearing liabilities	2,197,252	2,121,626	2,059,814	2,005,847	2,054,755
Shareholders’ equity	262,865	254,839	247,845	244,888	254,930
Common shareholders’ equity (3)	245,523	237,497	230,503	227,494	237,511
Tangible common equity (4)	195,610	187,495	180,408	177,304	187,223
Unrealized (loss) gain on investment securities, net of tax	$(1,467)	(5,293)	(1,154)	(725)	13,745
Common shares outstanding	13,853	13,829	13,810	13,809	13,804
Treasury shares	309	333	352	353	358
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	7.51%	7.63	7.68	7.59	7.46
Tier 1 risk-based capital	10.89%	10.82	10.94	10.96	10.84
Total risk-based capital	12.14%	12.08	12.19	12.21	12.09
Common equity to assets	8.14%	8.11	8.04	8.18	8.40
Tangible common equity to tangible assets (4)	6.60%	6.51	6.40	6.49	6.74
Common book value per share	$17.72	17.17	16.69	16.47	17.21
Tangible common book value per share (4)	14.12	13.56	13.06	12.84	13.56

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2014	2013
	First	Year ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter

SELECTED INCOME STATEMENT DATA:
Interest income	$25,059	98,931	25,218	24,623	24,342	24,748
Interest expense	1,784	7,337	1,838	1,820	1,818	1,861

Net interest income	23,275	91,594	23,380	22,803	22,524	22,887
Provision for loan losses	2,106	9,079	2,407	2,770	1,193	2,709

Net interest income after provision
for loan losses	21,169	82,515	20,973	20,033	21,331	20,178

Noninterest income:
Service charges on deposits	2,250	9,948	2,511	2,728	2,568	2,141
ATM and debit card	1,174	5,098	1,249	1,283	1,317	1,249
Investments in limited partnerships	626	857	319	241	136	161
Broker-dealer fees and commissions	563	2,345	428	568	650	699
Company owned life insurance	403	1,706	431	422	438	415
Loan servicing	154	570	118	227	152	73
Net gain (loss) on sale of loans held for sale	105	117	(17)	(101)	35	200
Net gain on investment securities	313	1,226	2	—	332	892
Net (loss) gain on sale of other assets	(35)	(103)	(142)	—	38	1
Other	804	3,069	836	801	710	722

Total noninterest income	6,357	24,833	5,735	6,169	6,376	6,553

Noninterest expense:
Salaries and employee benefits	9,256	37,828	9,420	9,473	9,226	9,709
Occupancy and equipment	3,235	12,366	3,203	2,959	3,035	3,169
Professional services	972	3,836	992	814	1,093	937
Computer and data processing	723	2,848	643	689	812	704
Supplies and postage	512	2,342	536	518	608	680
FDIC assessments	422	1,464	372	367	364	361
Advertising and promotions	179	896	220	209	253	214
Other	1,914	7,861	2,000	1,980	2,071	1,810

Total noninterest expense	17,213	69,441	17,386	17,009	17,462	17,584

Income before income taxes	10,313	37,907	9,322	9,193	10,245	9,147
Income tax expense	3,094	12,377	2,955	3,029	3,395	2,998

Net income	7,219	25,530	6,367	6,164	6,850	6,149

Preferred stock dividends	366	1,466	366	365	367	368
Net income available to common shareholders	$6,853	24,064	6,001	5,799	6,483	5,781

FINANCIAL RATIOS AND STOCK DATA:
Earnings per share – basic	$0.50	1.75	0.44	0.42	0.47	0.42
Earnings per share – diluted	$0.50	1.75	0.43	0.42	0.47	0.42
Cash dividends declared on common stock	$0.19	0.74	0.19	0.19	0.18	0.18
Common dividend payout ratio (1)	38.00%	42.29	43.18	45.24	38.30	42.86
Dividend yield (annualized)	3.35%	2.99	3.05	3.68	3.92	3.66
Return on average assets	0.99%	0.91	0.88	0.88	0.99	0.90
Return on average equity	11.19%	10.10	10.03	9.93	10.70	9.75
Return on average common equity (2)	11.38%	10.23	10.15	10.05	10.86	9.83
Return on average tangible common equity (3)	14.30%	13.00	12.90	12.88	13.74	12.47
Efficiency ratio (4)	56.96%	58.48	57.76	56.95	59.38	59.87
Stock price (Nasdaq: FISI):
High	$25.69	26.59	26.59	21.99	20.66	20.83
Low	$19.72	17.92	20.14	18.39	17.92	18.51
Close	$23.02	24.71	24.71	20.46	18.41	19.96

(1) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(2) Annualized net income available to common shareholders divided by average common equity.

(3) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

(4) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

	2014	2013
	First	Year ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES:
Federal funds sold and interest-earning deposits	$316	191	94	126	226	320
Investment securities (1)	904,437	834,213	849,069	821,561	829,953	836,270
Loans (2):
Commercial business	265,137	256,236	253,458	256,256	256,332	258,958
Commercial mortgage	472,733	438,821	460,722	442,178	433,631	418,248
Residential mortgage	113,390	123,277	118,113	121,462	123,263	130,425
Home equity	328,833	304,868	320,872	309,970	299,230	288,993
Consumer indirect	642,241	604,148	627,557	605,286	595,235	588,068
Other consumer	22,062	24,089	23,132	23,641	24,080	25,535

Total loans	1,844,396	1,751,439	1,803,854	1,758,793	1,731,771	1,710,227
Total interest-earning assets	2,749,149	2,585,843	2,653,017	2,580,480	2,561,950	2,546,817
Goodwill and other intangible assets, net	49,968	50,201	50,058	50,153	50,249	50,350
Total assets	2,965,400	2,803,825	2,860,733	2,784,580	2,789,104	2,780,209
Interest-bearing liabilities:
Interest-bearing demand	511,073	488,047	501,753	466,889	489,047	494,654
Savings and money market	761,799	727,737	757,868	719,452	739,328	693,684
Certificates of deposit	618,126	621,455	599,971	603,434	635,583	647,551
Borrowings	274,414	190,310	208,338	207,491	153,626	191,412

Total interest-bearing liabilities	2,165,412	2,027,549	2,067,930	1,997,266	2,017,584	2,027,301
Noninterest-bearing demand deposits	524,346	509,383	526,146	527,438	501,354	481,909
Total deposits	2,415,344	2,346,622	2,385,738	2,317,213	2,365,312	2,317,798
Total liabilities	2,703,777	2,551,139	2,608,815	2,538,377	2,532,197	2,524,377
Shareholders’ equity	261,623	252,686	251,918	246,203	256,907	255,832
Common equity (3)	244,281	235,290	234,576	228,827	239,500	238,373
Tangible common equity (4)	$194,313	185,089	184,518	178,674	189,251	188,023
Common shares outstanding:
Basic	13,773	13,739	13,754	13,745	13,739	13,717
Diluted	13,824	13,784	13,817	13,787	13,767	13,767
SELECTED AVERAGE YIELDS:
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.08%	0.19	0.16	0.15	0.19	0.21
Investment securities	2.43%	2.41	2.46	2.42	2.38	2.39
Loans	4.45%	4.65	4.55	4.59	4.65	4.83
Total interest-earning assets	3.79%	3.93	3.88	3.90	3.91	4.03
Interest-bearing demand	0.13%	0.15	0.16	0.18	0.14	0.11
Savings and money market	0.13%	0.13	0.14	0.14	0.13	0.13
Certificates of deposit	0.74%	0.79	0.77	0.77	0.79	0.82
Borrowings	0.38%	0.39	0.38	0.38	0.40	0.40
Total interest-bearing liabilities	0.33%	0.36	0.35	0.36	0.36	0.37
Net interest rate spread	3.46%	3.57	3.53	3.54	3.55	3.66
Net interest rate margin	3.52%	3.64	3.61	3.62	3.63	3.73

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	2014	2013
	March 31,	December 31,	September 30,	June 30,	March 31,

ASSET QUALITY DATA:
Allowance for Loan Losses
Beginning balance	$26,736	26,685	25,590	25,827	24,714
Net loan charge-offs (recoveries):
Commercial business	39	328	104	87	202
Commercial mortgage	(7)	369	(87)	(37)	(11)
Residential mortgage	57	118	22	72	145
Home equity	95	8	14	(20)	232
Consumer indirect	1,350	1,416	1,465	1,170	913
Other consumer	156	117	157	158	115

Total net charge-offs	1,690	2,356	1,675	1,430	1,596
Provision for loan losses	2,106	2,407	2,770	1,193	2,709

Ending balance	$27,152	26,736	26,685	25,590	25,827

Supplemental information
Period end loans:
Originated loans	$1,803,209	1,785,599	1,728,453	1,688,392	1,657,431
Acquired loans	45,631	48,020	51,219	55,022	59,859

Total loans	$1,848,840	1,833,619	1,779,672	1,743,414	1,717,290

Allowance for loan losses to total loans	1.47%	1.46	1.50	1.47	1.50
Allowance for loan losses for originated
loans to originated loans	1.51%	1.50	1.54	1.52	1.56
Net charge-offs (recoveries) to average loans (annualized):
Commercial business	0.06%	0.51	0.16	0.14	0.32
Commercial mortgage	-0.01%	0.32	-0.08	-0.03	-0.01
Residential mortgage	0.21%	0.41	0.07	0.24	0.45
Home equity	0.12%	0.01	0.02	-0.03	0.33
Consumer indirect	0.85%	0.90	0.96	0.79	0.63
Other consumer	2.87%	2.01	2.63	2.63	1.83
Total loans	0.37%	0.52	0.38	0.33	0.38
Non-performing loans:
Commercial business	$3,706	3,474	4,078	5,043	5,616
Commercial mortgage	9,545	9,663	2,835	3,073	2,767
Residential mortgage	760	1,078	1,337	1,423	1,759
Home equity	826	925	911	699	598
Consumer indirect	1,387	1,471	1,161	1,035	1,007
Other consumer	46	11	16	22	19

Total non-performing loans	16,270	16,622	10,338	11,295	11,766
Foreclosed assets	412	333	424	415	371
Non-performing investment securities	113	128	128	207	343

Total non-performing assets	$16,795	17,083	10,890	11,917	12,480

Total non-performing loans to total loans	0.88%	0.91	0.58	0.65	0.69
Total non-performing loans to originated loans	0.90%	0.93	0.60	0.67	0.71
Total non-performing assets to total assets	0.56%	0.58	0.38	0.43	0.44
Allowance for loan losses to non-performing loans	167%	161	258	227	220

FINANCIAL INSTITUTIONS, INC.
Appendix A — Non-GAAP to GAAP Reconciliation (Unaudited)
(In thousands, except per share amounts)

	2014	2013
	First	Year ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter

Ending tangible assets:
Total assets	$3,015,619		2,928,636	2,867,517	2,782,303	2,827,658
Less: Goodwill and other intangible assets, net	49,913		50,002	50,095	50,190	50,288

Tangible assets (non-GAAP)	$2,965,706		2,878,634	2,817,422	2,732,113	2,777,370

Ending tangible common equity:
Common shareholders’ equity	$245,523		237,497	230,503	227,494	237,511
Less: Goodwill and other intangible assets, net	49,913		50,002	50,095	50,190	50,288

Tangible common equity (non-GAAP)	$195,610		187,495	180,408	177,304	187,223

Tangible common equity to tangible assets (non-GAAP) (1)	6.60%		6.51	6.40	6.49	6.74
Common shares outstanding	13,853		13,829	13,810	13,809	13,804
Tangible common book value per share (non-GAAP) (2)	$14.12		13.56	13.06	12.84	13.56
Average tangible common equity:
Average common equity	$244,281	235,290	234,576	228,827	239,500	238,373
Average goodwill and other intangible assets, net	49,968	50,201	50,058	50,153	50,249	50,350
Average tangible common equity (non-GAAP)	$194,313	185,089	184,518	178,674	189,251	188,023

Return on average tangible common equity (3)	14.30%	13.00	12.90	12.88	13.74	12.47

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by common shares outstanding.

(3) Annualized net income divided by average tangible common equity.